Exhibit 11


                       ENVIRONMENTAL ELEMENTS CORPORATION
               STATEMENT REGARDING COMPUTATION OF INCOME PER SHARE FOR THE YEARS ENDED MARCH 31, 1997, 1996, AND 1995


PRIMARY:                                          1997        1996        1995
                                                  ----        ----        ----

Common shares outstanding ..................   6,923,688   6,879,699   6,846,099
Dilutive effect of common stock equivalents:
   Stock options ...........................          --          --       7,970
                                               ---------   ---------   ---------
Weighted average number of shares ..........   6,923,688   6,879,699   6,854,069
                                               =========   =========   =========



FULLY DILUTED:

Common shares outstanding ..................   6,923,688   6,879,699   6,846,099
Dilutive effect of common stock equivalents:
   Stock options ...........................          --          --      23,196
                                                ________    ________    ________

Weighted average number of shares ..........   6,923,688   6,879,699   6,869,295
                                               =========   =========   =========